Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ROK Entertainment Group Inc. (the “Group”) on Form 10-QSB for the nine months ended December 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), we, Laurence Alexander, President and Chief Executive Officer, and Alex Renny, Chief Financial Officer, Treasurer and Secretary, certify, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Group.

February 14, 2008	/s/ Laurence Alexander
Laurence Alexander
President and Chief Executive Officer

/s/ Alex Renny
Alex Renny
Chief Financial Officer, Treasurer, Secretary